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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-18417 and No. 333-98963) of Kewaunee Scientific Corporation of our report dated June 4, 2003 relating to the financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 4, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina

July 22, 2003